Roper Technologies announces second quarter financial results
Increases full year guidance

Sarasota, Florida, July 23, 2026 ... Roper Technologies, Inc. (Nasdaq: ROP) reported financial results for the second quarter ended June 30, 2026.

Second quarter 2026 highlights

•Revenue increased 9% to $2.11 billion; organic revenue was +5% and acquisition contribution was +3%
•GAAP DEPS increased 233% to $11.62; adjusted DEPS increased 10% to $5.38
•GAAP operating cash flow increased 16% to $469 million; adjusted free cash flow increased 11% to $447 million
•Repurchased 3.6 million shares for $1.2 billion in Q2 (program to date: 9.0 million shares for $3.2 billion)

"Roper delivered another solid quarter, with 9% total revenue growth, 5% organic revenue growth, and 11% free cash flow growth," said Neil Hunn, Roper Technologies' President and CEO. "We repurchased 3.6 million shares for $1.2 billion during the quarter, bringing our cumulative repurchase activity over the past three quarters to 9.0 million shares or more than 8% of shares outstanding, and rolling our share count back to 2013 levels."

"We continue to accelerate our pace of AI innovation, having launched multiple new products across the portfolio this quarter that expand our addressable markets. Early adopters are seeing the value of these solutions that address complex workflow challenges. This reinforces our conviction that Roper's vertical market-leading businesses, with deep domain expertise and proprietary data, are well positioned to create differentiated value for customers."

"Given the combination of our strong first half performance, share repurchases to date, and durable customer demand for our mission-critical solutions, we are raising our full year outlook. With significant capital deployment capacity, we are focused on attractive acquisition targets that will continue compounding free cash flow per share for our shareholders," concluded Mr. Hunn.

Increasing 2026 guidance

Roper now expects full year 2026 adjusted DEPS of $22.15 - $22.30, compared to previous guidance of $21.80 - $22.05. The Company increased its full year total revenue growth outlook to 8%+, compared to a previous outlook of ~8%, and increased its organic revenue growth outlook to ~6%, compared to a previous outlook of +5 - 6%.

For the third quarter of 2026, the Company expects adjusted DEPS of $5.75 - $5.80.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures, proceeds from Indicor's pending divestiture of its instrumentation businesses, as well as potential share repurchases.

Conference call to be held at 8:00 AM (ET) today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Thursday, July 23, 2026. The call can be accessed via webcast or by dialing +1 800-836-8184 (US/Canada) or +1 646-357-8785, using conference call ID 70538. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 646-517-4150 with access code 70538 #.

Use of non-GAAP financial information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Minority interest

Following the sale of a majority stake in its industrial businesses to CD&R, Roper holds a minority interest in Indicor. The fair value of Roper’s equity investment in Indicor is updated on a quarterly basis and reported as "equity investment (gain) loss, net." Roper makes non-GAAP adjustments for the impacts associated with this investment.

Table 1: Revenue and adjusted EBITDA reconciliation ($M)
	Q2 2025	Q2 2026		V %
GAAP revenue	$1,944	$2,109		9%

Components of revenue growth
Organic				5%
Acquisitions				3%
Foreign exchange				—%
Total revenue growth				9%

Adjusted EBITDA reconciliation
GAAP net earnings	$378	$1,168
Taxes	107	140
Interest expense	79	111
Depreciation	10	10
Amortization	213	221
EBITDA	$788	$1,650		109%

Transaction-related expenses for completed acquisitions	4	—
Financial impacts associated with minority investments	(17)	(835)	A
Adjusted EBITDA	$775	$815		5%
Adjusted EBITDA margin	39.9%	38.6%		(130 bps)

Table 2: Adjusted net earnings reconciliation ($M)
	Q2 2025	Q2 2026		V %
GAAP net earnings	$378	$1,168		209%
Transaction-related expenses for completed acquisitions	3	—
Financial impacts associated with minority investments	(13)	(791)	A
Amortization of acquisition-related intangible assets	160	164	B
Adjusted net earnings C	$528	$542		3%

Table 3: Adjusted DEPS reconciliation
	Q2 2025	Q2 2026		V %
GAAP DEPS	$3.49	$11.62		233%
Transaction-related expenses for completed acquisitions	0.03	—
Financial impacts associated with minority investments	(0.12)	(7.86)	A
Amortization of acquisition-related intangible assets	1.48	1.63	B
Adjusted DEPS C	$4.87	$5.38		10%

Table 4: Adjusted cash flow reconciliation ($M)
	Q2 2025	Q2 2026		V %
Operating cash flow	$404	$469		16%
Taxes paid in period related to divestiture	30	—
Adjusted operating cash flow	$434	$469		8%
Capital expenditures	(16)	(11)
Capitalized software expenditures	(14)	(16)
Outgo beneficial interest collections	—	4	D
Adjusted free cash flow	$403	$447		11%

Table 5: Forecasted adjusted DEPS reconciliation
	Q3 2026		FY 2026
	Low end	High end	Low end	High end
GAAP DEPS E	$4.07	$4.12	$24.78	$24.93
YTD financial impacts associated with the minority investment in Indicor A	TBD	TBD	(9.16)	(9.16)
Amortization of acquisition-related intangible assets B	1.68	1.68	6.53	6.53
Adjusted DEPS C	$5.75	$5.80	$22.15	$22.30

Footnotes:

A.	Adjustments related to the financial impacts associated with the minority investment in Indicor as shown below ($M, except per share data). Forecasted results do not include any future impacts associated with our minority investment in Indicor, as these future impacts cannot be reasonably predicted. These impacts will be excluded from all non-GAAP results in future periods.

		Q2 2026A	Q3 2026E	FY 2026E	YTD 2026
	Pretax	$(835)	TBD	TBD	$(1,002)
	After-tax	$(791)	TBD	TBD	$(925)
	Per share	$(7.86)	TBD	TBD	$(9.16)

B.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data).

		Q2 2026A	Q3 2026E	FY 2026E
	Pretax	$208	$211	$835
	After-tax	$164	$167	$660
	Per share	$1.63	$1.68	$6.53

C.	All actual and forecasted non-GAAP adjustments are taxed at 21% with the exception of the financial impacts associated with minority investments.

D.	Cash collected on Outgo's beneficial interest, the residual amount owed to Outgo after it sells receivables to a third-party financial institution, classified within cash flows from investing activities.

E.	Forecasted GAAP DEPS do not include any future impacts associated with our minority investment in Indicor. These impacts will be excluded from all non-GAAP results in future periods.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the Nasdaq 100, S&P 500, and Fortune 500. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess capital toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, acquired businesses, including obtaining any required regulatory approvals with respect thereto, and our ability to develop, deploy, and use artificial intelligence in our platforms and offerings. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, including risks related to labor shortages and volatile interest rates, changes in foreign exchange rates, risks related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of inflation and potential supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	June 30, 2026	December 31, 2025
ASSETS:

Cash and cash equivalents	$364.9	$297.4
Accounts receivable, net	927.2	1,001.0
Inventories, net	145.4	141.7
Income taxes receivable	73.3	128.2
Unbilled receivables	153.8	124.0
Prepaid expenses and other current assets	253.9	235.8
Total current assets	1,918.5	1,928.1

Property, plant and equipment, net	158.7	156.9
Goodwill	21,330.7	21,341.2
Other intangible assets, net	9,347.3	9,764.2
Deferred taxes	67.8	73.3
Equity investment	1,792.2	796.3
Other assets	554.3	517.0
Total assets	$35,169.5	$34,577.0

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Accounts payable	$174.1	$150.3
Accrued compensation	232.0	293.0
Deferred revenue	1,707.8	1,906.8
Other accrued liabilities	588.9	642.3
Income taxes payable	49.4	28.0
Current portion of long-term debt, net	718.3	705.2
Total current liabilities	3,470.5	3,725.6

Long-term debt, net of current portion	10,601.1	8,595.8
Deferred taxes	1,897.4	1,883.1
Other liabilities	500.2	491.0
Total liabilities	16,469.2	14,695.5

Common stock, 350.0 shares authorized; 109.4 shares issued and 98.9 outstanding at June 30, 2026 and 109.3 shares issued and 106.6 outstanding at December 31, 2025	1.1	1.1
Additional paid-in capital	3,391.9	3,292.2
Retained earnings	18,697.6	17,205.7
Accumulated other comprehensive loss	(135.5)	(101.4)
Treasury stock, 10.5 shares at June 30, 2026 and 2.7 shares at December 31, 2025	(3,254.8)	(516.1)
Total stockholders’ equity	18,700.3	19,881.5
Total liabilities and stockholders’ equity	$35,169.5	$34,577.0

Roper Technologies, Inc.
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net revenues	$2,108.9	$1,943.6	$4,204.2	$3,826.4
Cost of sales	638.7	598.2	1,280.2	1,187.3
Gross profit	1,470.2	1,345.4	2,924.0	2,639.1

Selling, general and administrative expenses	885.5	797.1	1,769.7	1,565.0
Income from operations	584.7	548.3	1,154.3	1,074.1

Interest expense, net	111.4	79.1	210.7	142.0
Equity investment (gain) loss, net	(835.2)	(16.6)	(1,002.5)	27.8
Other expense, net	0.5	0.5	3.1	1.0
Earnings before income taxes	1,308.0	485.3	1,943.0	903.3

Income taxes	139.5	107.0	265.6	193.9
Net earnings	$1,168.5	$378.3	$1,677.4	$709.4

Net earnings per share:
Basic	$11.64	$3.52	$16.40	$6.60
Diluted	$11.62	$3.49	$16.35	$6.55

Weighted average common shares outstanding:
Basic	100.4	107.6	102.3	107.5
Diluted	100.6	108.4	102.6	108.3

Roper Technologies, Inc.
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended June 30,				Six months ended June 30,
	2026		2025		2026		2025
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$1,180.8		$1,094.9		$2,372.3		$2,163.1
Network Software	430.9		385.4		858.5		761.3
Technology Enabled Products	497.2		463.3		973.4		902.0
Total	$2,108.9		$1,943.6		$4,204.2		$3,826.4

Gross profit:
Application Software	$823.7	69.8%	$753.3	68.8%	$1,646.3	69.4%	$1,474.1	68.1%
Network Software	363.4	84.3%	320.8	83.2%	723.8	84.3%	636.4	83.6%
Technology Enabled Products	283.1	56.9%	271.3	58.6%	553.9	56.9%	528.6	58.6%
Total	$1,470.2	69.7%	$1,345.4	69.2%	$2,924.0	69.5%	$2,639.1	69.0%

Operating profit*:
Application Software	$324.0	27.4%	$294.6	26.9%	$643.2	27.1%	$571.4	26.4%
Network Software	176.6	41.0%	169.3	43.9%	350.4	40.8%	336.0	44.1%
Technology Enabled Products	165.7	33.3%	164.1	35.4%	320.1	32.9%	317.7	35.2%
Total	$666.3	31.6%	$628.0	32.3%	$1,313.7	31.2%	$1,225.1	32.0%

* Segment operating profit is before unallocated corporate general and administrative expenses and enterprise-wide stock-based compensation. These expenses were $81.6 and $79.7 for the three months ended June 30, 2026 and 2025, respectively, and $159.4 and $151.0 for the six months ended June 30, 2026 and 2025, respectively.

Roper Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)
	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net earnings	$1,677.4	$709.4
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	20.1	19.6
Amortization of intangible assets	440.9	417.2
Amortization of deferred financing costs	6.3	5.5
Non-cash stock compensation	108.2	82.7
Equity investment (gain) loss, net	(1,002.5)	27.8
Income tax provision	265.6	193.9
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	71.0	37.4
Unbilled receivables	(30.8)	(9.7)
Inventories	(4.9)	(9.6)
Prepaid expenses and other current assets	(23.3)	(22.9)
Accounts payable	24.4	7.0
Other accrued liabilities	(93.9)	(115.4)
Deferred revenue	(193.6)	(132.7)
Cash taxes paid for gain on disposal of equity investment	—	(30.2)
Cash income taxes paid, excluding tax associated with gain on disposal of equity investment	(190.2)	(233.7)
Other, net	(13.1)	(13.5)
Cash provided by operating activities	1,061.6	932.8

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(27.5)	(2,005.2)
Capital expenditures	(25.3)	(26.0)
Capitalized software expenditures	(30.9)	(26.8)
Distributions from equity investment	6.7	5.1
Cash receipts on beneficial interest in sold receivables	4.5	—
Other, net	0.2	1.6
Cash used in investing activities	(72.3)	(2,051.3)

Cash flows from (used in) financing activities:
Borrowings under revolving credit facility, net	2,000.0	1,275.0
Debt issuance costs	(3.9)	—
Cash dividends to stockholders	(191.4)	(177.2)
Repurchases of common stock	(2,726.7)	—
Proceeds from (tax withholding payments for) stock-based compensation, net	(8.6)	73.8
Treasury stock sales under employee stock purchase plan	12.7	12.5
Other, net	12.8	(43.9)
Cash provided by (used in) financing activities	(905.1)	1,140.2

Effect of exchange rate changes on cash	(16.7)	32.5

Net increase in cash and cash equivalents	67.5	54.2

Cash and cash equivalents, beginning of period	297.4	188.2

Cash and cash equivalents, end of period	$364.9	$242.4